EXHIBIT 99.1
FOR IMMEDIATE RELEASE
HANDLEMAN COMPANY SHAREHOLDERS APPROVE PLAN OF
LIQUIDATION AND DISSOLUTION
Shareholders Re-Elect Eugene Miller and Adam Sexton as Directors
Troy, Michigan — October 1, 2008, Handleman Company (Pink Sheets: HDLM), www.handleman.com, today announced that its shareholders approved the Company’s plan of liquidation and dissolution and also re-elected Eugene Miller and Adam Sexton as directors of the Company during the Company’s annual meeting of shareholders. Comments made at the annual meeting of shareholders by the Company’s President and Chief Executive Officer, Albert A. Koch, will be made available at the Company’s website, www.handleman.com.
As previously reported, the decision to liquidate and dissolve the Company came primarily as a result of dramatic changes in the music industry, the Company’s primary source of revenues. Over the past several years music sales have declined at double-digit rates, which had a significant impact on the Company’s financial performance during that period. As a result, in June 2008 Handleman announced its decision to exit the North American music business and entered into a definitive agreement pursuant to which it sold music inventory and selected other assets related to its Wal-Mart business in the United States to Anderson Merchandisers, L.P. (“Anderson”). Handleman also announced in July 2008 that it sold its Canadian operations to Anderson and sold its Artist to Market Distribution unit (“A2M”) to Eurpac Service, Inc. In September 2008 Handleman announced that it sold a majority of its assets and operations in the United Kingdom to a subsidiary of Tesco PLC.
Handleman is continuing to explore opportunities to maximize the value of its other businesses and how best to maximize the economic return to its shareholders. These other businesses are Crave Entertainment Group, Inc. (“Crave”), a leading full-service distributor of video game software, hardware, and related accessories and a specialty video game publisher, and REPS LLC (“REPS”), a national in-store merchandiser.

While the Company believes that a cash distribution is a possibility, no assurance can be given to investors that any distribution will occur. Whether there will be any excess cash proceeds for distribution to shareholders is subject to a number of material risks and uncertainties that may prevent any such distribution from occurring. The Company will provide information about future cash distributions, if any, at such time as it believes that they are reasonably estimable.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements because of factors affecting any of a number of critical objectives, including, without limitation, successfully selling the Company’s Crave and REPS businesses for amounts reasonably consistent with the Company’s valuation of those assets, maintaining satisfactory working relationships with our lenders, maintaining satisfactory working relationships with Crave and REPS customers and vendors, maintaining sufficient liquidity to fund our day-to-day operations, retaining key personnel, satisfactory resolution of any outstanding claims or claims which may arise, finding and capitalizing on opportunities to maximize the value of the Company’s non-music operations, selling certain other Company’s assets in a timely manner, and other factors discussed in this press release and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Handleman Company:

Rozanne Kokko, Senior Vice President and CFO (248) 362-4400, Ext. 3998	Greg Mize, Vice President, Investor Relations and Treasurer (248) 362-4400, Ext. 211